Exhibit 99.1

	Contacts:	Jay Brown, CFO
Fiona McKone, VP - Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE COMPLETES

TOWER TRANSACTION WITH T-MOBILE USA

November 30, 2012 – HOUSTON, TX – Crown Castle International Corp. (NYSE: CCI) announced today that it has completed its previously announced transaction to acquire exclusive rights to approximately 7,100 T-Mobile USA towers. Crown Castle expects to update its full year 2013 Outlook on its first quarter 2013 earnings call.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages approximately 30,000 and 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

www.crowncastle.com